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Amendment No.  3 to FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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PALMERSTON STOCK AGENCY, INC.
(Exact Name of Registrant in its Charter)

Delaware	02222	N/A
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

PALMERSTON STOCK AGENCY, INC.
17 Huiaiti Road
Pongoroa, New Zealand 4991
Tel.: 011 64 6 376 2595
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

V Corp Services, LLC
1811 Silverside Road
Wilmington, DE 19810
888-528-2677
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.0001 par value per share	4,375,000	$.05	$218,750	$25.40

(1) This Registration Statement covers the resale by our selling shareholders of up to 4,375,000 shares of common stock previously issued to such selling shareholders.

(2)  The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Regulation S promulgated under the Securities Act of 1933 plus an additional four (4) cents which would allow our shareholders to profit from the sale of their shares. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to completion, dated February__, 2011
PALMERSTON STOCK AGENCY, INC.
4,375,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $.0.05 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: February__, 2011

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Company,” “we,” “us” and “our” refer to Palmerston Stock Agency, Inc.

Overview

Palmerston Stock Agency, Inc. was incorporated in the state of Delaware on May 12, 2009. We were formed to commence business as a stock agent in the wool trade. The role of a stock agent in the wool trade is to purchase unprocessed grease wool direct from farmers.  A stock agent will clean, process, class and bale the wool in order to sell it to brokers or end users at auction. At this time we have not commenced operations and our auditors have issued a going concern opinion.  As of the date of this registration statement we have $17,526 in assets, $0 in revenue, and a net loss of $26,896 from May 12, 2009 (inception) to October 31, 2010.

Our founder and President, Ian Raleigh has numerous years of experience in the wool trade. He was raised on his parent’s sheep farming community in New Zealand and owns his own sheep which he has farmed and bred for the wool industry. Our President, Ian Raleigh, has no experience working as a stock agent. However, Mr. Raleigh has worked in the wool trade for over 50 years and has acted as his family's representative with respect to their wool sales with stock agents since 1960. In addition, Ian's brother, Michael Raleigh our officer (secretary), has worked as a stock agent for approximately ten (10) years.

At this time we have taken no steps to implement our business plan and there is no guarantee that we will be able to do so. We will not be able to commence business until the 2012 market, at the earliest.

We intend to buy sheared grease wool direct from farmers in the Manawatu-Wanganui region of New Zealand and eventually expand to Australia as we grow our business operations. We intend to oversee the purchase of the wool, process the wool and separate it for sale at auction or sell direct to the textile manufacturing industry.  We anticipate consulting with representatives in Asia and Europe to assist marketing our product to the textile manufacturing industry. However, we are a developmental stage company that has not yet begun business operations. Additionally, we need to raise approximately $850,000 before we will be able to commence our business operations.

The Offering

Common stock offered by selling security holders	4,375,000 shares of common stock. This number represents 30.43% of our current outstanding common stock (1).

Common stock outstanding before the offering	14,375,000

Common stock outstanding after the offering	14,375,000 common shares as of February 18 , 2011.

Terms of the Offering
The selling security holders will determine when and how they will sell the common stock offered in this prospectus. Please refer to the “Plan of Distribution” section that appears later in this filing on page 8 herein for more information.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect. If we are deemed a “shell” company pursuant to the definition set forth in Rule 405 of the Securities Act, our shareholders will not be entitled to rely on Rule 144 because it is unavailable for the resale of securities initially issued by either a reporting or non-reporting “shell” company.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

(1)             Based on 14,375,000 shares of common stock issued as of February 18 , 2011.

Summary of Consolidated Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception May 12, 2009 through April 30, 2010 are derived from our audited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

	For the 6 Months Ended 10/31/2010 (unaudited)	For the Period from Inception (May 12, 2009) through April 30, 2010 (audited)
STATEMENTS OF OPERATIONS
Revenues	$-	$-
Cost of Goods Sold	-	-
General and Administrative Expenses	3,230	5,775
Professional Fees	12,500	5,391
Total Operating Expenses	15,730	11,166
Net Loss	(15,730)	(11,166)

	As of October 31, 2010	As of April 30, 2010
BALANCE SHEET DATA
Cash	$17,526	$29,356
Total Assets	17,526	29,356
Total Liabilities	500	518
Stockholders’ Equity	17,026	28,838

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a developmental stage company that has not generated any revenue. If we fail to obtain additional financing we may not be able to implement our business plan and it would have an adverse effect on our business operations.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY A DEVELOPMENT STAGE COMPANY.  OUR LIMITED OPERATING HISTORY MAY ADVERSELY EFFECT OUR BUSINESS OPERATIONS

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name which may have an adverse effect on our ability to market our product. In addition, due to our lack of operating history we also face many of the risks and difficulties inherent in gaining market share as a new company including but not limited to:

●        Developing an effective and efficient business plan to attract customers and increase revenue;
●        Building wool industry contacts in order to increase our market share by delivering our wool at the best price possible;
        ●        Properly market and advertise our business to the public; and
●        Develop our distribution channels to increase our customer base;

WE NEED ADDITIONAL CAPITAL IN THE AMOUNT OF APPROXIMATLEY $850,000 TO DEVELOP OUR BUSINESS AND COMMENCE OPERATIONS. IF WE DO NOT OBTAIN ADDITIONAL CAPITAL WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

The development of our services will require the commitment of additional capital in the amount of $850,000 to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offerings of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.
We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing in the amount of $850,000 is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations. At this time, we have not raised the necessary capital to commence our business operations in the 2011 market.  As a result, we will not be able to commence business operations until 2012, at the earliest.

WE HAVE TAKEN MINIMAL STEPS IN ORDER TO RAISE THE $850,000 NECESSARY TO COMMENCE OUR BUSINESS OPERATIONS.

At this time, we have not raised the necessary minimum capital to commence our “year one” plan of business.  As a result, we will not be able to commence business until the 2012 market, at the earliest. We have consulted with friends, family, and businesses associated in the industry to raise the $850,000 necessary to commence business operations.  Currently, no other steps have been taken to raise the necessary funds.

THE COMPANY HAS A SHORT WINDOW TO PURCHASE ITS INVENTORY OF WOOL FOR THE YEAR.  IF THE COMPANY CANNOT AFFORD TO PURCHASE ENOUGH WOOL TO MAKE IT PROFITABLE THE COMPANY WILL NOT BE ABLE TO COMMENCE ITS BUSINESS OPERATIONS.

We can only commence business if we raise enough capital to buy enough wool to sell throughout the year. Wool shearing takes place over a four (4) month period from September to December, which is the start of the spring season in New Zealand. Any wool that is going to be purchased for re-sale during the year must take place during these months. This time frame allows for the sheep to re-grow their coats in order to keep warm during the colder winter months. In order to become profitable, we believe that we must be able to purchase at least 120,000 kilograms of un-processed grease wool which will cost approximately $630,000 or $5.25 per kilogram according to the Australian Wool Exchange. In addition, our monthly overhead as itemized in our year one pro forma equates to $12,815.

In addition, we must pay other overhead expenses until we are profitable and can sustain our business operations without any further capital investment. We will have large overhead every month of the year and must be able to be profitable each of those months. If we cannot afford to purchase enough wool to be profitable for a twelve month period we will not commence business of any kind.

WE MAY BE NEGATIVELY AFFECTED BY THE POTENTIONAL VARIABILITY IN THE COST AND PRICE OF WOOL.

We intend to sell wool at auction or sell direct to the textile manufacturing industry. However, wool is subject to potential variability in cost and price and we cannot be sure that the current fair market value of wool will remain the same.  There is a possibility that the wool we purchase may later drop in price resulting in a potential loss to our company. There are numerous factors which may affect the price of wool including but not limited to weather, and sheep disease or sickness.  We cannot be sure that the price and cost of wool will remain the same and such variability may negatively affect our business operations.

IF WE FAIL TO BUILD AND DEVELOP OUR CONTACTS IN THE WOOL INDUSTRY WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

If we fail to build and develop contacts in the wool industry we may not be able to implement our business plan and may have to cease our business operations.  More specifically, if we are unable to build and develop certain relationships with textile manufacturers we will not be able to sell our product direct and our business will be negatively affected.

OUR PRINCIPAL STOCKHOLDERS HAVE SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF ALL OTHER STOCKHOLDERS.

Our officers and directors control approximately 69.56% of our current outstanding shares of voting common stock. He may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may expedite approvals of company decisions, or have the negative effect of delaying or preventing a change in control that would be in the best interests of our stockholders.

OUR OFFICERS AND DIRECTOR ARE NOT CITIZENS OF THE UNITED STATES OR RESIDE IN THE UNITED STATES.  IT MAY BE DIFFICULT TO ENFORCE JUDGMENTS OF A U.S. COURT AGAINST ANY OF OUR OFFICERS OR DIRECTOR.

Our officers and director are not citizens of the United States or reside in the United States.  As such, it may be difficult to enforce judgments of a U.S. Court against any of our officers or director.  If judgments may not be enforced against our officers and director it may have an adverse affect on our shareholders and business operations.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS OPERATIONS.

We may incur significant costs in the amount of approximately $40,000 associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. If we become listed on the Over the Counter Bulletin Board or other exchange and we are unable to absorb the costs associated with being a public reporting company we may be delisted. If we are no longer listed on the Over the Counter Bulletin Board or other exchange our shareholders liquidity will be adversely affected and our ability to raise capital would be substantially reduced.  If we are not able to absorb the costs of being a public company it will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING PLUS AN INCREASE OF $0.04, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was determined based on the price of our private offering plus an increase of $0.04. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCES OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 300,000,000 shares of capital stock consisting of 200,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.
We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are currently quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.
Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders including legal and accounting fees, and such expenses are estimated to be approximately $45,000. We intend to pay the costs associated with our registration of common stock and our offering partly from the $17,526 cash we have on hand. In addition, pursuant to the verbal agreement filed as an exhibit to the amended Form S-1 registration statement filed on January 21, 2011, Ian Raleigh, our officer and director, has agreed to provide the necessary funding to cover these expenses for the next 12 months and beyond until we are engaged in business activities that provide cash flow sufficient to cover these costs.

Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Regulation S promulgated under the Securities Act of 1933 plus an additional four (4) cents which would allow our shareholders to profit from the sale of their shares.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The common shares being offered for resale by the selling security holders consist of the 4,375,000 shares of our common stock held by 53 shareholders. Such shareholders include the holders of the 4,000,000 shares sold in our private offering pursuant to Regulation S completed on February 7, 2010 at an offering price of $0.01 per share. In addition, such shareholders include the holders of the 375,000 shares sold in our private offering pursuant to Regulation S completed on September 23, 2010 at an offering price of $0.01 per share.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of February 18 , 2011 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Bruce Donald Bowie(1)	100,000	100,000	0	0%
Dinah Jane Bowie(1)	50,000	50,000	0	0%
Judith Anne Broughton(2)	50,000	50,000	0	0%
Wright Broughton(2)	100,000	100,000	0	0%
James Chaffey(3)	100,000	100,000	0	0%
Susan Fay Chaffey(3)	100,000	100,000	0	0%
Alan William Clark(4)	100,000	100,000	0	0%
Fiona Elizabeth Clark(4)	150,000	150,000	0	0%
Jason Ivan Clarke(5)	150,000	150,000	0	0%
Vicky Francis Puia-Clark(5)	100,000	100,000	0	0%
Anne Isabella Davidson(6)	100,000	100,000	0	0%
Stuart William Davidson(6)	100,000	100,000	0	0%
Glenn William Eastwood(7)	100,000	100,000	0	0%
Tamara Eastwood(7)	100,000	100,000	0	0%
Kathleen Fleming(8)	100,000	100,000	0	0%
Thomas Godfrey Fleming(8)	150,000	150,000	0	0%
Arthur James Gilmour	150,000	150,000	0	0%
Darren George Grahm	100,000	100,000	0	0%
Goglene Ngaire Hart(9)	100,000	100,000	0	0%
Michael George Hart(9)	100,000	100,000	0	0%
Brett Andrew Harvey	100,000	100,000	0	0%
Debra Anne Hull(10)	100,000	100,000	0	0%
Martin John Hull(10)	100,000	100,000	0	0%
Graham Arthur Jennings(11)	100,000	100,000	0	0%
Susanne Elizabeth Davidson Jennings(11)	100,000	100,000	0	0%
David Richard Kirk(12)	100,000	100,000	0	0%
Fenn Melody Kirk(12)	100,000	100,000	0	0%
Erin Maher(13)	150,000	150,000	0	0%
George C. Maher(13)	100,000	100,000	0	0%
Shirley J. Maher(13)	100,000	100,000	0	0%
Laura Tracy McMillan	100,000	100,000	0	0%
William Kenneth Newland	100,000	100,000	0	0%
Carolyn Anne Raleigh(14)	100,000	100,000	0	0%
Hamish Duncan Raleigh(15)	150,000	150,000	0	0%
Paula Raleigh(16)	100,000	100,000	0	0%
Stephen Guy Raleigh (16)	100,000	100,000	0	0%
Graeme Mervyn Sangster	100,000	100,000	0	0%
Sara Leigh West	100,000	100,000	0	0%
Sandra Newland	25,000	25,000	0	0%
Winnie Newland	25,000	25,000	0	0%
Jared J. Bambry	25,000	25,000	0	0%
Phillip Ray Newland	25,000	25,000	0	0%
Margaret A. Maher	25,000	25,000	0	0%
Gayle A. Disher	25,000	25,000	0	0%
Sara H. Maher	25,000	25,000	0	0%
Peter Phillip Newland	25,000	25,000	0	0%
Anne Maria Gallacher	25,000	25,000	0	0%
Gail Allen	25,000	25,000	0	0%
Sherron Devkies	25,000	25,000	0	0%
Raymond O’Keeae	25,000	25,000	0	0%
Hellen Disher	25,000	25,000	0	0%
Lois Reweti	25,000	25,000	0	0%
Eric R. Small	25,000	25,000	0	0%

(1)	Bruce Bowie and Dinah Bowie are husband and wife and as such have beneficial ownership of the shares held by each other
(2)	Wright Broughton and Judith Broughton are husband and wife and as such have beneficial ownership of the shares held by each other.
(3)	James Chaffey and Susan Chaffey are husband and wife and as such have beneficial ownership of the shares held by each other.
(4)	Alan Clark and Fiona Clark are husband and wife and as such have beneficial ownership of the shares held by each other.

(5)	Jason Clark and Vicky Puia-Clark are husband and wife and as such have beneficial ownership of the shares held by each other.
(6)	Stuart Davidson and Anne Davidson are husband and wife and as such have beneficial ownership of the shares held by each other.
(7)	Glenn Eastwood and Tamara Eastwood are husband and wife and as such have beneficial ownership of the shares held by each other.
(8)	Thomas Fleming and Kathleen Fleming are husband and wife and as such have beneficial ownership of the shares held by each other.
(9)	Michael Hart and Goglene Hart are husband and wife and as such have beneficial ownership of the shares held by each other.
(10)	Martin Hull and Debra Hull are husband and wife and as such have beneficial ownership of the shares held by each other.
(11)	Graham Jennings and Susanne Jennings are husband and wife and as such have beneficial ownership of the shares held by each other.
(12)	David Kirk and Fenn Melody Kirk are husband and wife and as such have beneficial ownership of the shares held by each other.
(13)	George Maher and Shirley Maher are husband and wife and as such have beneficial ownership of the shares held by each other. Additionally, Erin Maher is the daughter of George Maher.
(14)	Carolyn Raleigh is Ian Raleigh's niece.
(15)	Hamish Raleigh is Ian Raleigh's nephew.
(16)	Stephen Raleigh and Paula Raleigh are husband and wife and as such have beneficial ownership of the shares held by each other. Additionally, Stephen Raleigh is the nephew of Ian Raleigh.

●	There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.
●	To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Plan of Distribution
The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $45,000.00. We intend to pay the costs associated with our registration of common stock and our offering partly from the $17,526 cash we have on hand.  In addition, pursuant to the verbal agreement filed as an exhibit to the amended Form S-1 registration statement filed on January 21, 2011, Ian Raleigh, our officer and director, has agreed to provide the necessary funding to cover these expenses for the next 12 months and beyond until we are engaged in business activities that provide cash flow sufficient to cover these costs.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 300,000,000 shares of capital stock, of which 200,000,000 shares are common stock, $0.0001 par value per share, and 100,000,000 preferred shares, $0.0001 par value per share authorized.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.0001 par value per share. Currently, we have 14,375,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for the election of the Board of Directors.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock, $0.0001 par value per share.  Currently we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.
Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent.  We intend to engage Globex Transfer Agent in the near future.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements for the period ended April 30, 2010 included in this prospectus and the registration statement have been audited by Holtz, Rubenstein, Reminick, LLP to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The financial statements for the three and six months ended October 31, 2010 and for the period May 12, 2009 (inception) to October 31, 2010 are unaudited.

Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

Palmerston Stock Agency, Inc. was incorporated in the state of Delaware on May 12, 2009. We were formed to commence business as a stock agent in the wool trade. Our founder and President, Ian Raleigh has numerous years of experience in the wool trade. He was raised on his parent’s sheep farming community in New Zealand and owns his own sheep which he has farmed and bred for the wool industry.

We intend to buy sheared grease wool direct from farmers in the Manawatu-Wanganui region of New Zealand and eventually expand to Australia as we grow our business operations. We intend to oversee the purchase of the wool, process the wool and separate it for sale at auction or sell direct to the textile manufacturing industry.  We anticipate consulting with representatives in Asia and Europe to assist marketing our product to the textile manufacturing industry.

Where We Are Located

Our principal office is located at 17 Huiaiti Road in Pongoroa, New Zealand 4991. Our registered agent’s office is located at 1811 Silverside Road, Wilmington, Delaware 19810. Our primary telephone number is 011 64 6 376 2595.

Our Operating Strategy

Palmerston Stock Agency, Inc., intends to purchase grease wool from farmers in the Manawatu-Wanganui region on the North Island and surrounding areas in New Zealand and process it for sale throughout the year. At this time, we have taken no steps to implement our business plan and as such, the goals set forth in this section are merely aspirational and there is no guarantee we will be able to implement our plan.  In addition, we have no customers, no contractual relationships with suppliers, no employees, and we need $850,000 before we can commence our business operations.

The grease wool will be classed on site to determine its sale price and then we will pay the wool farmer immediately. Shearing, the process by which the woolen fleece of a sheep is cut off, is from late September to early December in the Manawatu-Wanganui region of New Zealand. We intend to purchase, process, class and stock as many kilograms of wool as we can afford during this time to be sold throughout the year to textile manufacturers for profit.  We believe that buying sheep wool in bulk during the New Zealand shearing season will enable us to provide high quality product to our customers at a profit while demand is high and supply from others sources if low. We intend to hire a licensed full-time classer to class all bales prior to sale. We anticipate that our classer will work hands on in every aspect of the business while managing and maintaining our inventory.

Our goal is to be known by our customers as a reliable and high quality wool distributor. We intend to make sure that every step of cleaning and processing our wool is closely supervised and monitored for high quality.

Due to our experience in the wool industry we believe we can achieve our business goals. We are currently developing contacts in the industry and have not established any contractual relationships with any contacts at this time. We intend to provide farmers with a simplified buying system that offers a fair market price for their sheared grease wool using the weekly Australian Wool Exchange (“AWEX”) as a purchase guide.  In addition, we intend to pay farmers immediately for their wool which we believe will lower our purchase price and enable us to buy in bulk, store and sell at a higher price later throughout the year to our customers.

We can only commence business if we raise enough capital to buy enough wool to sell throughout the year. We have a short window of approximately two and a half months to purchase our inventory of wool for the year.  If we cannot afford to purchase enough wool to be profitable for a twelve month period the company will not commence business of any kind. If we cannot afford to purchase enough wool for a twelve month period we intend to raise additional capital by doing another private offering of our common stock.

Our goal is to raise enough capital to purchase a large enough inventory to sell to textile manufacturers at a profit during the 2011 season. We must raise enough capital to commence business in the 2011 market by the end of October 2010. If the company does not raise enough capital to enter into the 2011 market it will continue to try and raise capital to commence business in the 2012 market. We will not be able to commence business until the 2012 market, at the earliest.

The company needs to raise approximately an additional US $850,000 minimum to commence its "year one" plan of business. If the company is unsuccessful in raising the additional capital that it needs to operate its first year of business it will not commence business operations of any kind until the necessary money is raised. If the company can exceed in raising more than the $850,300 that it needs to commence business in under its "year one" plan it will use the extra capital to purchase additional inventory which will accelerate its growth plan. At this time, we have not raised the necessary minimum capital to commence our “year one” plan of business.  As a result, we will not be able to commence business until the 2012 market, at the earliest. We have consulted with friends, family, and business associated in the industry to raise the $850,000 necessary to commence business operations.  Currently, no other steps have been taken to raise the necessary funds.

Shipping

We are going to invoice all of our customers for the cost of shipping at the time that they order our wool. We will get a quote for every shipment at the time the order is placed. We have had discussions with Hapag-Lloyd (New Zealand) Ltd. regarding shipping because they are well known in the wool industry as a shipper of choice and can deliver cargo to almost all points of the world with regular trips from New Zealand to Europe and Asia. We have also had discussions with GEO.H Scales Ltd. who are also known in the wool export industry. At this time no formal agreements have been entered into.

Competition

We currently have limited operations and are not yet competing with any companies. However, once we further our operations, we believe we will have many competitors. Most of our competitors are very large well established companies.

Advertising and Sales Strategy

Our advertising and sales strategy will be one of personal contact by our management, Ian and Michael Raleigh. They will both be in touch with members of their community who are fellow farmers, members of their co-op and farmers they meet at the weekly auctions. Our management intends to go on a tour of most of the wool producing farms in the greater Manawatu-Wanganui region to promote our business. We plan to place print ads in the co-op bulletin and farmers daily which will direct potential customers to inquire about our business and visit our website. We plan to utilize many free online sources to assist with directing potential customers to our website including the industry trade online forums. At this time, we have taken no steps to advertise or promote our business other than preliminary discussions with business associates and industry related people.  In addition, we have not commenced the creation of our website.

Employees

As of February 18 , 2011, we have no full time employees.  Our President spends approximately 30 hours per week on Company matters.  We believe this is sufficient time to successfully implement our business plan and further commence our operations. We plan to employ more qualified employees in the near future.

Government Regulation

We do not expect any governmental regulations to have an impact on our planned business operations. Existing laws with which we must comply cover issues that include:

•	Corporate Taxes
•	Collection and payment of the Goods and services tax of 12.5%
•	Payroll Taxes
•	Business Licence
•	Registered Licensed Classer (Must re-register annually)

New laws may impact our ability to market our products in the future. However, we are not aware of any pending laws or regulations that would have an impact on our business.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 17 Huiaiti Road in Pongoroa, New Zealand 4991. Our telephone number is 011 64 6 376 2595.

We intend to lease an approximately 4,000 square meter warehouse in the Palmerston, New Zealand city limits. Since we will have to store wool for most months of the year, we will need a minimum of 4,000 square meters of space to house the cleaning equipment, wool press, storage and room for our future expansion plans. We have identified several warehouse sites that would be suitable and intend to commence a lease and occupancy immediately subject to the company raising the necessary capital. We will need approximately $4,600 per month for the lease of a 4,000 square meter warehouse.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•
No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Such persons has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding :

•
Such persons was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or
o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•
Such persons was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings, or to be associated with persons engaged in any such activity;

•
Such persons was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•
Such persons was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
Such persons was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or

o
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
Such persons was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we have 55 holders of our common stock including our selling security holders, our officer and director Ian Raleigh, and our officer (secretary) Michael Raleigh.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

PALMERSTON STOCK AGENCY, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF APRIL 30, 2010.

PAGE	F-3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM MAY 12, 2009 (INCEPTION) TO APRIL 30, 2010.

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM MAY 12, 2009 (INCEPTION) TO APRIL 30, 2010

PAGE	F-5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM MAY 12, 2009 (INCEPTION) TO APRIL 30, 2010.

PAGE	F-6- F9	NOTES TO FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Palmerston Stock Agency, Inc.:

We have audited the accompanying balance sheet of Palmerston Stock Agency, Inc. (a development stage company) (the "Company") as of April 30, 2010, and the related statements of operations, stockholders' equity, and cash flows for the period from May 12. 2009 (inception) to April 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2010, and the results of its operations and its cash flows for the period from May 12, 2009 (inception) to April 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is in the development stage, has no established source of revenue and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP
Melville, New York
June 11, 2010

PALMERSTON STOCK AGENCY, INC.
(a development stage company)
BALANCE SHEET
As of April 30, 2010

ASSETS
CURRENT ASSETS
Cash	$29,356
Total Current Assets	29,356
TOTAL ASSETS	$29,356
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued Expenses	$350
Loans Payable	168
Total Current Liabilities	518
TOTAL LIABILITIES	518
STOCKHOLDERS’ EQUITY
Preferred Stock - Par value $0.0001;
Authorized: 100,000,000
Issued and Outstanding: None	—
Common Stock - Par value $0.0001;
Authorized: 200,000,000
Issued and Outstanding: 14,000,000	1,400
Additional Paid-In Capital	38,604
Deficit accumulated during the development stage	(11,166)
Total Stockholders’ Equity	28,838
TOTAL LIABILITIES AND EQUITY	$29,356

The accompanying notes are an integral part of these financial statements.

PALMERSTON STOCK AGENCY, INC.
(a development stage company)
STATEMENT OF OPERATIONS
from inception (May 12, 2009) through April 30, 2010

REVENUE	$—
COST OF GOODS	—
GROSS PROFIT OR (LOSS)	—
OPERATING EXPENSES:
GENERAL AND ADMINISTRATIVE EXPENSES	5,775
PROFESSIONAL FEES	5,391
TOTAL OPERATING EXPENSES	11,166
NET INCOME (LOSS)	(11,166)
Loss per share, Basic and Diluted	$(0.001)
Weighted average number of common shares outstanding	11,121,813

The accompanying notes are an integral part of these financial statements.

PALMERSTON STOCK AGENCY, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS’ EQUITY
From inception (May 12, 2009) through April 30, 2010

	SHARES	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
Stock issued as founders’ shares on May 12, 2009 (inception) at par value	10,000,000	$1,000	$(1,000)	$—	$—
Stock issued for cash on January 21, 2010 at $0.01 per share	4,000,000	400	39,600	—	40,000
In-Kind Contribution			4	—	4
Net Income (Loss)				(11,166)	(11,166)
Total, April 30, 2010	14,000,000	$1,400	$38,604	$(11,166)	$28,838

The accompanying notes are an integral part of these financial statements.

PALMERSTON STOCK AGENCY, INC.
(a development stage company)
STATEMENT OF CASH FLOWS
from inception (May 12, 2009) through April 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,166)
Interest as In-Kind Contribution	4
Increase in Accrued Expenses	350
Total adjustments to net income	354
Net cash used in operating activities	(10,812)
CASH FLOWS FROM FINANCING ACTIVITIES
Common Stock Proceeds	40,000
Shareholder Loan	168
Net cash flows provided by financing activities	40,168
CASH RECONCILIATION
Net increase in cash	29,356
Cash - beginning balance	—
CASH BALANCE - END OF PERIOD	$29,356

The accompanying notes are an integral part of these financial statements.

PALMERSTON STOCK AGENCY, INC.
(A Development Stage Company)
April 30, 2010
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Palmerston Stock Agency, Inc.  (the “Company”), a development stage company, was incorporated on May 12, 2009 under the laws of the State of Delaware. Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has generated no revenues since inception and has not entered into any contractual relationships at this time.

The Company has adopted April 30 as its fiscal year end.

NOTE 2 – SUMMARY OF ACCONTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Company

The Company is a development stage company and has recognized no revenue, is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception, have been considered as part of the Company’s development stage activities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash, prepaid expenses, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Net loss per common share

Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of April 30, 2010.

Common Stock Recorded as Compensation

The Company does not have an employee stock compensation package set up at this time. The stock compensation that has been granted falls under Rule 144 of the Securities Act of 1933. Compliance with Rule 144 is discussed in the following paragraph.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.   1% of the number of shares of the company's common stock then outstanding.

2.   The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Effective February 15, 2008, the holding period requirement under Rule 144 for ‘‘restricted securities’’ of issuers that are subject to the reporting requirements of the Securities Exchange Act of 1934 is shortened to six months. Restricted securities of issuers that are not subject to the Exchange Act reporting requirements will continue to be subject to a one-year holding period prior to any public resale.
Income Taxes

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities.  Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company had adopted the provisions of Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainties in tax positions and requires that the Company recognizes in its financial statements the impact of an uncertain tax position, if that position has more likely than not chance of not being sustained on audit, based on technical merits of that position. The adoption of this standard did not have an impact on the Company’s financial statements.

Subsequent Events

The Company has evaluated all subsequent events through June 11, 2010, the date the financial statements are available for issuance, for possible disclosure and recognition in the financial statements. No events or transactions were identified during this period that require disclosure and recognition.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $11,166, a net loss and net cash used in operations of $11,166 and $10,812 for the period from May 12, 2009 (inception) to April 30, 2010, respectively. These conditions raise substantial doubt about its ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 - STOCKHOLDERS’ EQUITY

Preferred stock

Preferred stock includes 100,000,000 shares authorized at a par value of $0.0001, of which none are issued or outstanding.

Common stock

Common Stock includes 200,000,000 shares authorized at a par value of $0.0001, of which 10,000,000 have been issued for the amount of $1,000 on May 12, 2009 to the Company’s officers as founders’ shares.

On January 21 , 2010, the Company issued 4,000,000 shares of common stock for cash in the amount of $40,000, or $0.01 per share.

NOTE 5 – INCOME TAXES

Deferred tax assets

At April 30, 2010, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $11,166 that may be offset against future taxable income through 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $3,796 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $3,796.

Components of deferred tax assets at April 30, 2010 are as follows:

April 30, 2010
Net Deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$3,796
Less Full valuation allowance	(3,796)
Deferred tax assets, net of valuation allowance	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Year Ended April 30, 2010

Federal statutory income tax rate	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%
Effective income tax rate	0.0%

NOTE 6 – RELATED PARTY TRANSACTIONS

On July 2, 2009, the Company borrowed $168 from primary shareholder.  The note is a demand note carrying a 3% interest rate.  As of April 30, 2010, the principal balance due on the demand notes was $168 and $4 in interest was accrued and recorded as in-kind contribution.

PALMERSTON STOCK AGENCY, INC.
(A DEVELOPMENT STAGE COMPANY)
(UNAUDITED)

CONTENTS

PAGE	F-11	BALANCE SHEET

PAGE	F-12	STATEMENTS OF OPERATIONS

PAGE	F-13	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

PAGE	F-14	STATEMENTS OF CASH FLOWS

PAGE	F-15- F-17	NOTES TO FINANCIAL STATEMENTS.

PALMERSTON STOCK AGENCY, INC.
(a development stage company)
BALANCE SHEET

ASSETS
10/31/2010
CURRENT ASSETS	(unaudited)

Cash	$17,526

Total Current Assets	17,526

TOTAL ASSETS	$17,526

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued Expenses	$500
Loans Payable	-

Total Current Liabilities	500

TOTAL LIABILITIES	500

STOCKHOLDERS' EQUITY

Preferred Stock - Par value $0.0001;
Authorized: 100,000,000
Issued and Outstanding: None	-

Common Stock - Par value $0.0001;
Authorized: 200,000,000
Issued and Outstanding: 14,375,000	1,438

Additional Paid-In Capital	42,485
Deficit accumulated during the development stage	(26,896)

Total Stockholders' Equity	17,026

TOTAL LIABILITIES AND EQUITY	$17,526

The accompanying notes are an integral part of these financial statements.

PALMERSTON STOCK AGENCY, INC.
(a development stage company)
STATEMENTS OF OPERATIONS

			Period from
	Six Months	Three Months	May 12, 2009
	ended	ended	(Inception) to
	October 31, 2010	October 31, 2010	October 31, 2010
	(unaudited)	(unaudited)	(unaudited)

REVENUE	$-	$-	$-

COST OF SERVICES	-	-	-

GROSS PROFIT OR (LOSS)	-	-	-

OPERATING EXPENSES:

GENERAL AND ADMINISTRATIVE EXPENSES	3,230	163	9,005

PROFESSIONAL FEES	12,500	250	17,891

TOTAL OPERATING EXPENSES	15,730	413	26,896

NET LOSS	(15,730)	(413)	(26,896)

Loss per share, Basic and Diluted	$(0.001)	$(0.000)	$(0.002)

Weighted average number of common shares outstanding	14,077,438	14,154,875	12,134,550

The accompanying notes are an integral part of these financial statements.

PALMERSTON STOCK AGENCY, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
From inception (May 12, 2009) through October 31, 2010

			ADDITIONAL
		COMMON	PAID-IN	ACCUMULATED	TOTAL
	SHARES	STOCK	CAPITAL	DEFICIT	EQUITY

Stock issued as founders' shares
on May 12, 2009 (inception) at
par value	10,000,000	$1,000	$(1,000)	$-	$-

Stock issued for cash on
January 21, 2010 at $0.01 per
share	4,000,000	400	39,600	-	40,000

In-Kind Contribution			4	-	4

Net Loss				(11,166)	(11,166)

Total, April 30, 2010	14,000,000	1,400	38,604	(11,166)	28,838

Loan converted to capital			168	-	168

Stock issued for cash on
September 23, 2010 at $0.01
per share	375,000	38	3,713	-	3,750

Net Loss				(15,730)	(15,730)

Total, October 31, 2010 (unaudited)	14,375,000	$1,438	$42,485	$(26,896)	$17,026

The accompanying notes are an integral part of these financial statements.

PALMERSTON STOCK AGENCY, INC.
(a development stage company)
STATEMENTS OF CASH FLOWS

		Period from
	Six Months	May 12, 2009
	ended	(Inception) to
	October 31, 2010	October 31, 2010
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(15,730)	$(26,896)

Interest as In-Kind Contribution	-	4
Increase in Accrued Expenses	150	500

Total adjustments to net income	150	504

Net cash used in operating activities	(15,580)	(26,392)

CASH FLOWS FROM FINANCING ACTIVITIES

Shareholder Loan	-	168
Common Stock Proceeds	3,750	43,750

Net cash flows provided by financing activities	3,750	43,918

CASH RECONCILIATION

Net (decrease) increase in cash	(11,830)	17,526
Cash - beginning balance	29,356	-

CASH BALANCE - END OF PERIOD	17,526	$17,526

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:

Conversion of Debt to Equity	$168	$-

The accompanying notes are an integral part of these financial statements.

PALMERSTON STOCK AGENCY, INC.
(A Development Stage Company)
October 31, 2010
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Palmerston Stock Agency, Inc.  (the “Company”), a development stage company, was incorporated on May 12, 2009 under the laws of the State of Delaware. The Company was formed to commence business as a stock agent in the wool trade. We have developed contacts in the industry through our experience and background in the wool trade.  Through these contacts we intend to buy sheared grease wool direct from farmers in the Manawatu-Wanganui region of New Zealand and eventually expand to Australia as we grow our business operations. We intend to oversee the purchase of the wool, process the wool and separate it for sale at auction or sell direct to the textile manufacturing industry.  We anticipate consulting with representatives in Asia and Europe to assist marketing our product to the textile manufacturing industry.

Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has generated no revenues since inception.

The Company has adopted April 30 as its fiscal year end.

NOTE 2 – SUMMARY OF ACCONTING POLICIES

Basis of presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended April 30, 2010 and notes thereto contained in the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

Development Stage Company

The Company is a development stage company and has recognized no revenue, is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception, have been considered as part of the Company’s development stage activities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash, prepaid expenses, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Net loss per common share

Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of October 31, 2010.

Income Taxes

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities.  Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company had adopted the provisions of Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainties in tax positions and requires that the Company recognizes in its financial statements the impact of an uncertain tax position, if that position has more likely than not chance of not being sustained on audit, based on technical merits of that position. The adoption of this standard did not have an impact on the Company’s financial statements.

Subsequent Events

The Company has evaluated all subsequent events through the date the financial statements were issued for possible disclosure and recognition in the financial statements. No events or transactions were identified during this period that require disclosure and recognition.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $26,896, a net loss and net cash used in operations of $15,730 and $15,580 for the six months ended October 31, 2010 and of $26,896 and $26,392 for the period from May 12, 2009 (Inception) to October 31, 2010, respectively. These conditions raise substantial doubt about its ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 - STOCKHOLDERS’ EQUITY

Preferred stock

Preferred stock includes 100,000,000 shares authorized at a par value of $0.0001, of which none are issued or outstanding.

Common stock

Common Stock includes 200,000,000 shares authorized at a par value of $0.0001, of which 10,000,000 have been issued for the amount of $1,000 on May 12, 2009 to the Company’s officers as founders’ shares.

On January 21 , 2010, the Company issued 4,000,000 shares of common stock for cash in the amount of $40,000, or $0.01 per share.
On September 23, 2010 the Company issued 375,000 shares of common stock for cash in the amount of $3,750.00 or $0.01 per share.

NOTE 5 – INCOME TAXES

Deferred tax assets

At October 31, 2010, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $26,896 that may be offset against future taxable income through 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $9,145 as of October 31, 2010 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $9,145 as of October 31, 2010.

Components of deferred tax assets are as follows:

October 31, 2010
Net Deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$9,145
LessFull valuation allowance	(9,145)

De Deferred tax assets, net of valuation allowance	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	Six Months Ended October 31, 2010	Period from May12,2009 (inception) to October 31, 2010

Federal statutory income tax rate	34.0	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%	(34.0)%
Effective income tax rate	0.0%	0.0%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

Palmerston Stock Agency, Inc. was incorporated in the state of Delaware on May 12, 2009. We were formed to commence business as a stock agent in the wool trade. Our founder and President, Ian Raleigh has numerous years of experience in the wool trade. He was raised on his parent’s sheep farming community in New Zealand and owns his own sheep which he has farmed and bred for the wool industry.

We intend to buy sheared grease wool direct from farmers in the Manawatu-Wanganui region of New Zealand and eventually expand to Australia as we grow our business operations. We intend to oversee the purchase of the wool, process the wool and separate it for sale at auction or sell direct to the textile manufacturing industry.  We anticipate consulting with representatives in Asia and Europe to assist marketing our product to the textile manufacturing industry.

We have not commenced business operations, have not taken any significant steps to implement our business plan and there is no guarantee that we will achieve our revenue projections discussed below.

Year One Expenses and Forecast in US Dollars (Interest paid on funds not included)

The company does not anticipate paying a dividend to shareholder's until possibly year four of business operations. The company's President, Ian Raleigh, and Secretary, Michael Raleigh, agree not to take a salary for the first four years of operations. Both Ian and Michael have income from their farms to sustain their personal needs.

Inventory: The company will be required to purchase at least 120,000 kilograms of ``grease wool`` for our inventory. This would average out to 10,000 kilograms per month.

•	Lease for warehouse space: $4,600 per month X 12 = $55,200
•	New 4hp 480volt wool press with built in scale: $7,000
•	Custom made wash bins and tables: $6,000
•	Deposit for lease for truck: $3,000
•	Lease of new five ton truck with flat deck with wool cage: $875.00 per month $10,500
•	Full-time licensed classer: $3,000 per month $36,000
•	One part-time laborer: $1,500 per month $18,000
•	Electric bill (estimated): $1,200 per month $14,400
•	Inventory and disability insurance (quoted): $4,000
•	Truck insurance (quoted): $1,700
•	Telephone expenses including long distance: $4,800
•	Fuel expenses: $9,200
•	Website creation and first year hosting: $5,500
•	Printing of business cards and brochures: $3,000
•	Bookkeeping/Accounting: $11,500
•	Attorney fees: $15,000
•	Electronic filing fees: $1,500
•	Travel expenses: $8,000
•	Print advertising: $4,000
•	Miscellaneous expenses: $2,000
•	Salary for Ian Raleigh, the company`s President , and Michael Raleigh, Secretary: $0

Total year one expenses: $850,300

Year Two Expenses and Forecast in US Dollars (Interest paid on funds not included)

The company would have no plans of paying a dividend in year two. All profits in year one will be rolled into expansion of inventory and sales in year two.
•	Lease for warehouse space: $4,600 per month X 12 = $55,200
•	Lease of new five ton truck with flat deck with steel cage: $875.00 per month $10,500
•	Full-time licensed classer: $3,000 per month $36,000
•	One part-time laborers: $1,500 per month $18,000
•	Electric bill (estimated): $1,200 per month $14,400
•	Inventory and disability insurance (quoted): $4,000
•	Truck insurance (quoted): $1,700
•	Telephone expenses including long distance: $4,800
•	Fuel expenses: $9,200
•	Website hosting (one year): $175
•	Printing of business cards and brochures: $2,000
•	Bookkeeping/Accounting: $11,500
•	Attorney fees: $5,000
•	Electronic filing fees: $1,500
•	Miscellaneous expenses: $2,000
•	Contingency fund: $2,000
•	Salary for Ian Raleigh, the company`s President , and Michael Raleigh, Secretary: $0

Total year two expenses: $926,765

Year Three Expenses and Forecast in US Dollars (Interest paid on funds not included)

The company would have no plans of paying a dividend in year three. All profits in year one will be rolled into expansion of inventory and sales in year three.

•	Lease for warehouse space: $4,600 per month X 12 = $55,200
•	Lease of new five ton truck with flat deck with steel cage: $875.00 per month $10,500
•	Full-time licensed classer: $3,000 per month $36,000
•	One part-time laborers: $1,500 per month: $18,000
•	Electric bill (estimated): $1,200 per month: $14,400
•	Inventory and disability insurance (quoted): $4,000
•	Truck insurance (quoted): $1,700
•	Telephone expenses including long distance: $4,800
•	Fuel expenses: $9,200
•	Website hosting (one year): $175
•	Printing of business cards and brochures: $2,000
•	Bookkeeping/Accounting: $11,500
•	Attorney fees: $5,000
•	Electronic filing fees: $1,500
•	Miscellaneous expenses: $2,000
•	Contingency fund: $2,000
•	Salary for Ian Raleigh, the company`s President and Michael Raleigh, Secretary: $0

Total year three expenses: $1,007,865

Year Four Expenses and Forecast

We cannot predict our year four of business operations as among other things the fluctuation of the currencies and the selling price of wool will determine the results of year four. If the company is successful in reaching its forecasted sales numbers in year three it will be in a position to borrow from banks to aid expansion in addition to growing by way of raising capital through the equity markets. The company may issue a dividend to shareholders in year four if possible.

There are many factors that could have a substantial impact on our estimates in our business plan and forecasts discussed above including but not limited to:

•	Our ability to raise capital;
•	The wholesale and retail price fluctuations of wool;
•	Expenses that we estimated incorrectly; and
•	Unforeseen expenses we failed to foresee

The aforementioned factors could cause the numbers set forth in this section to change.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Results of Operations

For the period from May 12, 2009 (inception), to October 31, 2010, we had $0 in revenue. Expenses for the period totaled $26,896 resulting in a net loss of $26,896.  Expenses for the period consisted of $17,891 in professional fees and $9,005 for General and Administrative expenses.

Capital Resources and Liquidity

As of February 7, 2011 we have $14,289 cash on hand.

Ian and Michael Raleigh will be the only employees initially as the company seeks contracts. The cost to support them will be minimal. Ian and Michael Raleigh will not be taking a salary from the company for the first 4 years of operations. Additionally there will be little if any capital expenditures due to the nature of the business. Finally, it should be noted that materials will be bought on an as needed basis and will be purchased as a part of a contract with either cash on hand or a receivable in place.

Based upon the above, we believe that we have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.  We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our officers and director as of February 18 , 2011. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his or her successor is elected and qualified.
Name	Age	Position
Ian Raleigh	74	President, Chief Financial Officer, Treasurer, and Director
Michael Raleigh	40	Secretary

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Ian Raleigh,  President, Chief Financial Officer, Treasurer, and Director, age 74

Ian Raleigh, our President was born in Pahiatua, New Zealand in 1936. Ian was raised on his parents 1800 acre sheep farming community of Tiraumea. Ian worked on his parent’s farm until the early 1980's until he purchased his own 1200 acres in the nearby town of Pongoroa where he raises and breed's sheep for wool production. Ian presently has over 3000 sheep that are bread for wool production and breeding.

Ian Raleigh has never acted as a promoter of any company nor has he had a controlling interest in any company. In addition Mr. Raleigh may be deemed a promoter as defined in Rule 405 under the Securities Act of 1933.

Michael Raleigh, Secretary, age 40

Michael Raleigh, is the Secretary of the company and is Ian Raleigh's nephew. Michael was born in 1970 and grew up on his parents 1400 acre sheep farm in Pongoroa, New Zealand. He worked on his parent's farm until the mid 1990's until he acquired an adjacent 450 acres of land and began raising sheep for wool production. In early 2000 he acquired an additional 700 acres of land and expanded his farm. Michael is active in his community as a volunteer of the local fire department and a board member of the local school board.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended April 30, 2010

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Ian Raleigh, President, Chief Financial Officer, Treasurer	2009	$0	0	6,000,000	0	0	0	$600	$600
	2010	$0	0	0	0	0	0	$0	$0
Michael Raleigh Secretary	2009	$0	0	4,000,000	0	0	0	$400	$400
	2010	$0	0	0	0	0	0	$0	$0

* On May 12, 2009, we issued 6,000,000 shares of common stock to our President and 4,000,000 shares of common stock to our Secretary having a total fair value of $1,000 ($0.0001/share) in exchange for services provided.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception April 30, 2010.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during the period ending April 30, 2010 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have an employment agreement in place with our officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of February 18 , 2011 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Ian Raleigh 17 Huiaiti Road Pongoroa, New Zealand 4991	6,000,000	41.7%
Michael Raleigh 17 Huiaiti Road Pongoroa, New Zealand 4991	4,000,000	27.8%
All Executive Officers and Directors as a group (2 persons)	10,000,000	69.5%

(1) Based on 14,375,000 shares of common stock outstanding as of February 18 , 2011

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

•
On July 2, 2009, the Company borrowed $168 from a primary shareholder.  The note is a demand note carrying a 3% interest rate.  As of February 18 , 2011, the principal balance due on the demand notes was $168 and $4 in interest was accrued and recorded as in kind contribution. (See Financial Note 6).

•
On May 12, 2009, the Company issued an 6,000,000 shares of common stock to its President and 4,000,000 shares of common stock to its Secretary having a total fair value of $1,000 ($0.0001/share) in exchange for services provided.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PALMERSTON STOCK AGENCY, INC.
4,375,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is February , 2011

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$25.40
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$3,500
Legal fees and expense	$40,000
Blue Sky fees and expenses	$1,000
Miscellaneous	$0
Total	$44,525.40

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

We were incorporated in the State of Delaware in May 2009 and 6,000,000 shares of common stock were issued to Ian Raleigh and 4,000,000 shares of common stock were issued to Michael Raleigh for services rendered. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ian and Michael Raleigh had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The Company sold through a Regulation S offering a total of 4,375,000 shares of common stock to 53 investors, at a price per share of $0.01 for an aggregate offering price of $43,750. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Identity	Amount of Shares
Bruce Donald Bowie(1)	100,000
Dinah Jane Bowie(1)	50,000
Judith Anne Broughton(2)	50,000
Wright Broughton(2)	100,000
James Chaffey(3)	100,000
Susan Fay Chaffey(3)	100,000
Alan William Clark(4)	100,000
Fiona Elizabeth Clark(4)	150,000
Jason Ivan Clarke(5)	150,000
Vicky Francis Puia-Clark(5)	100,000
Anne Isabella Davidson(6)	100,000
Stuart William Davidson(6)	100,000
Glenn William Eastwood(7)	100,000
Tamara Eastwood(7)	100,000
Kathleen Fleming(8)	100,000
Thomas Godfrey Fleming(8)	150,000
Arthur James Gilmour	150,000
Darren George Grahm	100,000
Goglene Ngaire Hart(9)	100,000
Michael George Hart(9)	100,000
Brett Andrew Harvey	100,000
Debra Anne Hull(10)	100,000
Martin John Hull(10)	100,000
Graham Arthur Jennings(11)	100,000
Susanne Elizabeth Davidson Jennings(11)	100,000
David Richard Kirk(12)	100,000
Fenn Melody Kirk(12)	100,000
Erin Maher(13)	150,000
George C. Maher(13)	100,000
Shirley J. Maher(13)	100,000
Laura Tracy McMillan	100,000
William Kenneth Newland	100,000
Carolyn Anne Raleigh(14)	100,000
Hamish Duncan Raleigh(15)	150,000
Paula Raleigh(16)	100,000
Stephen Guy Raleigh (16)	100,000
Graeme Mervyn Sangster	100,000
Sara Leigh West	100,000
Sandra Newland	25,000
Winnie Newland	25,000
Jared J. Bambry	25,000
Phillip Ray Newland	25,000
Margaret A. Maher	25,000
Gayle A. Disher	25,000
Sara H. Maher	25,000
Gail Allen	25,000
Sherron Devkies	25,000
Raymond O’Keeae	25,000
Hellen Disher	25,000
Lois Reweti	25,000
Eric R. Small	25,000
Peter Phillip Newland	25,000
Anne Maria Gallacher	25,000

(1) Bruce Bowie and Dinah Bowie are husband and wife and as such have beneficial ownership of the shares held by each other
(2) Wright Broughton and Judith Broughton are husband and wife and as such have beneficial ownership of the shares held by each other.
(3) James Chaffey and Susan Chaffey are husband and wife and as such have beneficial ownership of the shares held by each other.
(4) Alan Clark and Fiona Clark are husband and wife and as such have beneficial ownership of the shares held by each other.
(5) Jason Clark and Vicky Puia-Clark are husband and wife and as such have beneficial ownership of the shares held by each other.
(6) Stuart Davidson and Anne Davidson are husband and wife and as such have beneficial ownership of the shares held by each other.
(7) Glenn Eastwood and Tamara Eastwood are husband and wife and as such have beneficial ownership of the shares held by each other.
(8) Thomas Fleming and Kathleen Fleming are husband and wife and as such have beneficial ownership of the shares held by each other.
(9) Michael Hart and Goglene Hart are husband and wife and as such have beneficial ownership of the shares held by each other.
(10) Martin Hull and Debra Hull are husband and wife and as such have beneficial ownership of the shares held by each other.
(11)Graham Jennings and Susanne Jennings are husband and wife and as such have beneficial ownership of the shares held by each other.
(12) David Kirk and Fenn Melody Kirk are husband and wife and as such have beneficial ownership of the shares held by each other.
(13) George Maher and Shirley Maher are husband and wife and as such have beneficial ownership of the shares held by each other.  Additionally, Erin Maher is the daughter of George Maher.
(14) Carolyn Raleigh is Ian Raleigh's niece.
(15) Hamish Raleigh is Ian Raleigh's nephew.
(16) Stephen Raleigh and Paula Raleigh are husband and wife and as such have beneficial ownership of the shares held by each other.  Additionally, Stephen Raleigh is the nephew of Ian Raleigh.

We issued these shares in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended.  These investors who received the securities represented and warranted that they are not “U.S. Persons” as defined in Regulation S. In the alternative, the issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. We made this determination based on the representations of the  Shareholders which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Regulation S Compliance

Each offer or sale was made in an offshore transaction.

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Description of Verbal Agreement**
23.1	Consent of Holtz, Rubenstein, Reminick, LLP
23.2	Consent of Counsel

* Previously filed on Form S-1 dated November 12, 2010.
** Previously filed on amended Form S-1 dated January 21, 2011.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

PALMERSTON STOCK AGENCY, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pongora, New Zealand on February 22, 2011.

/s/ Ian Raleigh
Name: Ian Raleigh Position: President, Chief Financial Officer, Principal Financial Officer, Principal Executive Officer, Principal Accounting Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:  February 22, 2011

/s/ Ian Raleigh
Name: Ian Raleigh
Position: President, Chief Financial Officer,
Principal Financial Officer,
Principal Executive Officer,
Principal Accounting Officer, Director